                                                                    Exhibit 3.11

                                    Delaware
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "MUSIC INCORPORATED" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF JUNE, A.D. 1994, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "CISUM INCORPORATED" TO "MUSIC INCORPORATED", FILED THE FIFTEENTH DAY OF SEPTEMBER, A.D. 1994, AT 9:01 O'CLOCK A.M.

     CERTIFICATE OF DISSOLUTION, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 1994, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CORRECTION, FILED THE TWENTY-NINTH DAY OF JUNE, A.D. 1995, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


             [SEAL]                    /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

24137711 8100H                                           AUTHENTICATION: 2389483
030276699                                                         DATE: 04-29-03

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/24/1994
                                                          944115_64 - 2413711

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CISUM INCORPORATED

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the "corporation") is CISUM INCORPORATED.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman square, Suite L-100, City of Dover 19901, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, are as follows:

          To engage in the subscription music business, the sound and communications services business, the entertainment and information services business and the subscription music, sound, communications, entertainment and information equipment, sale, rental, maintenance, manufacture and lease business in any state of the United States of America including, without limitation, in the District of Columbia and the states of Maryland, Virginia and West Virginia and in any commonwealth, territory, possession, dependency, colony, agency or instrumentality of the United States of America and in any foreign country.

          To purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

          To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works, and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

          To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

          To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

               (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

               (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

               (c) franchises, licenses, grants, and concessions.

          To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and of any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers, privileges in respect thereof, including the right to vote.

          To make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or agency or instrumentality thereof.

          To acquire by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

          To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

          To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest, or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization, or entity whatsoever.

          To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge, or other encumbrance of all or any of its property, franchises, and income.

          To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking, or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

          To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

          To purchase, receive, take, reacquire, or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer, or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

          To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated.

          To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

          To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches, and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

          The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power, The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the state of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is three thousand (3,000). The par value of each of such shares is One ($1.00) Dollar. All such shares are of one class and are shares of Common

Stock.

          FIFTH: The name and the mailing address of the incorporator are as follows:

          NAME:             MAILING ADDRESS
          ----              ---------------

          JOHN W. CARROLL   Wolfson & Carroll
                            233 Broadway
                            New York, New York 10279

          SIXTH: The corporation is to have perpetual existence.

          SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of (S)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of (S)279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

               2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of (S)109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provisions for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of (S)141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

               3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of (S)242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of (S)102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          TENTH: The corporation shall, to the fullest extent permitted by the provisions of (S)145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on June 22, 1994.


                                                   /s/ J0HN W. CARROLL
                                                   -----------------------------
                                                   J0HN W. CARROLL, Incorporator

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:01 AM 09/15/1994
                                                          944173640 - 2413711

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CISUM INCORPORATED

                         By Unanimous Written Consent of
                       Sole Director and Sole Shareholder

     The undersigned being the President and sole Director of Cisum Incorporated and the President of Vortex Sound Communications Company Inc., the sole shareholder of Cisum Incorporated, and acting in accordance with s duly adopted resolution of the Board of Directors of Vortex Sound Communications Inc., hereby certifies that:

     1. The name of the corporation (hereinafter called the "Corporation") is Cisum Incorporated.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

          "FIRST: The name of the corporation (hereinafter called the "Corporation") is MUSIC INCORPORATED."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on August 31, 1994


                                                   /s/ F. Jerome Purcell
                                                   -----------------------------
                                                   F. Jerome Purcell
                                                   President, Sole Director and
                                                   President of Sole Shareholder


Attest:                                            /s/ Samuel A. Plum     [SEAL]
                                                   -----------------------
                                                   Samuel A. Plum
                                                   Secretary

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/28/1994
                                                          944258783 - 2413711

                           CERTIFICATE OF DISSOLUTION

                                       OF

                               MUSIC INCORPORATED

                Under Section 275 of the Business Corporation Law

     We, Allen T. Smith and Jan C. Smith, being respectively the President and the Assistant Secretary of Music Incorporated certify:

     1. The name of this corporation is Music Incorporated.

     2. The names and post office addresses of the directors are:

Name              Post Office Address
----              -------------------

Allen T. Smith    The Savoy
                  4041 Gulf Shore Blvd., North
                  Unit #112
                  Naples, FL 33940

Jan C. Smith      The Savoy
                  4041 Gulf Shore Blvd., North
                  Unit #112
                  Naples, FL 33940

     3. The names, titles and post office addresses of the officers of the corporation are:

Name             Titles         Post Office Address
----             ------         -------------------

Allen T. Smith   President      The Savoy
                                4041 Gulf Shore Blvd.,
                                North
                                Unit #112
                                Naples, FL 33940

Jan C. Smith     Asst. Secy./   The Savoy
                 Treasurer      4041 Gulf Shore Blvd.,
                                North
                                Unit #112
                                Naples, FL 33940

     4. The corporation elects to dissolve.

     5. The dissolution was authorized at a meeting of shareholders by the vote of the holders of all of the outstanding shares entitled to vote thereon on August 29, 1994.

     IN WITNESS WHEREOF, we have made and subscribed this certificate in duplicate, this 16th day of December 1994.


                                                /s/ Allen T. Smith
                                                --------------------------------
                                                Allen T. Smith, President


                                                /s/ Jan C. Smith
                                                --------------------------------
                                                Jan C. Smith Secretary/Treasurer

State of Florida          )
                          ) ss:
County of Collier         )

     Jan C. Smith, being duly sworn, deposes and says that she is one of the persons described in and who executed the foregoing certificate, that she has read the same and knows the contents thereof, and that the statements contained thereon are true.

     Sworn to before me this 16th day of December 1994.


                                                /s/ Maureen Shuman
                                                --------------------------------
                                                Notary Public

                                                My commission expires:

[Notarial Seal]                                      OFFICIAL NOTARY SEAL
                                                        MAUREEN SHUMAN
                                                 NOTARY PUBLIC STATE OF FLORIDA
                                                     COMMISSION NO. CC257225
                                                MY COMMISSION EXP. FEB. 18, 1997

                            CERTIFICATE OF CORRECTION

                                       OF

                               MUSIC INCORPORATED

              Under Section 103(f) of the Business Corporation Law

     We, Allen T. Smith and Jan C. Smith, being respectively the President and the Assistant Secretary of Kazum Incorporated certify:

     1. The certificate of dissolution to be corrected was dated December 28, 1994.

     2. The name of the corporation as listed on the certificate of dissolution was Music Incorporated.

     3. The name of the corporation as listed on the certificate of dissolution was inaccurate. The accurate name of the corporation to be dissolved is Kazum Incorporated.

     4. This certificate of correction will render null and void the certificate of dissolution as to Music Incorporated.

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/29/1995
                                                          95014677_ - 2413711

     IN WITNESS WHEREOF, we have made and subscribed this certificate in duplicate, this 26th day of June 1995.


                                               /s/ Allen T. Smith
                                               ---------------------------------
                                               Allen T. Smith, President


                                               /s/ Jan C. Smith
                                               ---------------------------------
                                               Jan C. Smith, Secretary/Treasurer
                      )
DISTRICT OF COLUMBIA  ) ss:
                      )

     Jan C. Smith, being duly sworn, deposes and says that she is one of the persons described in and who executed the foregoing certificate, that she has read the same and knows the contents thereof, and that the statements contained thereon are true.

     Sworn to before me this 26th day of June 1995.


                                         /s/ Illegible
                                         --------------------------------
                                         Notary Public

                                         My commission expires:

[Notarial Seal]                                  ________ ___________
                                         _______________________________________
                                         _______________________________________